Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in (1) the Registration Statement on Form S-8, File No. 333-43837, (2) the Registration Statement on Form S-8, File No. 333-43839, (3) the Registration Statement on Form S-8, File No. 333-72939, (4) the Registration Statement on Form S-3, File No. 333-81037 and (5) the Registration Statement on Form S-8, File No. 333-102701 of our report dated March 22, 2005 (with respect to Note B, March 29, 2005) on our audit of the consolidated financial statements of Siebert Financial Corp. and subsidiaries as of December 31, 2004 and 2003 and for each of the years in the three-year period ended December 31, 2004 included in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated February 3, 2005 on our audit of the financial statements of Siebert, Brandford, Shank & Co., L.L.C. included in this Annual Report on Form 10-K. In addition, we consent to the reference to us under the heading “Experts” in the Registration Statement on Form S-3.

/s/ Eisner LLP

New York, New York
March 30, 2005